EXHIBIT 10.26

                                     LEASE
                                     -----


     LEASE dated the 31/st/ day of May, 2001, by and between CROWN MILFORD LLC, a Delaware limited liability company having an address at c/o Crown Properties, Inc., 400 Garden City Plaza, Garden City, NY 11530 ("Landlord") and MATRIX ONE CORPORATION, a Delaware corporation having an office at Two Executive Drive, Chelmsford, MA 01824 ("Tenant").


     1.   DEFINITIONS.  For the purposes of this Lease, the following terms
          ------------
shall be defined and have the meaning herein below set forth:

          (a) Demised Premises: The "Demised Premises" are defined in Article 2 below.
          (b) Building: The "Building" located at 476 Wheelers Farm Road, Milford, Connecticut known as Building C, Corporate Campus 1.
          (c)  Term: Seven (7) years.
          (d)  Base Rent:  The "Base Rent" is defined in Article 5 below.
          (d) Additional Rent: Tenant's proportionate share of increases in Operating Expenses, as provided in Article 7, below, and Real Estate Taxes, as provided in Article 8 below.
          (e)  Security Deposit: The "Security Deposit" is defined in Article
               37.

     2.   DEMISED PREMISES. Landlord hereby leases to Tenant, upon the terms
          -----------------
and conditions hereinafter specified, the following premises: the third (3rd) floor containing approximately 28,000 rentable square feet (the "Demised Premises") located in Building C (hereinafter the "Building") at Corporate Campus 1, 476 Wheelers Farm Road, Milford, Connecticut (the "Property"), as shown on the Floor Plan attached hereto as Exhibit "A". The Building, and the
                                           -----------
parcel of land on which it is located, as shown on the Site Plan attached hereto as Exhibit "B", are collectively called the "Property". The Demised Premises
   -----------
does not include any space located outside of the Demised Premises and Tenant shall not use the exterior of the Building or the roof for any purpose without Landlord's express written consent which may be withheld in Landlord's sole discretion.

     3.   TERM. TO HAVE AND TO HOLD the Demised Premises for a term (the
          ----
"Term"), commencing on the date of substantial completion of Tenant's Alterations in the Demised Premises (as hereinafter defined) (the "Commencement Date"), and ending on the date that is seven (7) years following the last day of the month in which the day next preceding the Commencement Date occurs (the "Expiration Date") except that if the Commencement Date is other than the first day of a month, then the Expiration Date shall be the date that is seven (7) years from the last day of the month in which the Commencement Date occurs, unless the Term shall sooner terminate pursuant to the terms hereof. Notwithstanding the foregoing, Tenant shall, at no cost to Tenant, be permitted access to the Demised Premises two (2) weeks prior to the Commencement Date for the sole purpose of installing its equipment and furnishings.
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     4.   USE OF PREMISES.
          ----------------

          (a) Tenant shall use the Demised Premises only for general office purposes and other related uses only. No signs of any kind shall be installed or maintained in the Demised Premises, which shall be visible from outside the Demised Premises.

          (b) Tenant, at its expense, shall comply with all laws, orders and regulations of Federal, State and municipal authorities and with any direction of any public officer which shall impose any violation, order or duty upon Landlord or Tenant with respect to the use of the Demised Premises to the extent that any such law, order, regulation or direction is enacted, or first becomes effective, after the Commencement Date. Tenant shall have the right to contest any such law, order, regulation or direction, in good faith, provided that no such contest exposes Landlord to any liability, fine, penalty or expense as a result thereof and Tenant shall defend, indemnify and hold Landlord harmless from and against any such liability, fine, penalty or expense including reasonable attorneys fees. Landlord shall, at its cost, comply with all laws, orders, regulations or directions with respect to the Demised Premises except those relating to Tenant's use of the Demises Premises. Tenant shall not do or permit to be done any act or thing upon the Demised Premises, which will invalidate or be in conflict with fire, public liability or other insurance policies covering the Demised Premises.

          (c) Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters or other similar body or authority having jurisdiction and shall not do or permit anything to be done in or upon the Demised Premises, or bring or keep anything therein, which is prohibited by the applicable fire department, fire marshal or any such Board of Fire Underwriters or other body or authority, or which would increase the rate of fire insurance applicable to the Demised Premises over that in effect on the Commencement Date.

     5.   RENT.
          -----

          (a) Tenant shall pay to Landlord the Base Rent without demand and without setoff or deductions of any kind, except as expressly set forth in this Lease, in equal monthly installments, in advance, on the first day of each calendar month of the Term at the address of Landlord stated below or such other place as Landlord may designate in writing from time to time, with payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement and termination of the Term. The first monthly installment of Base Rent shall, however, be payable on the execution hereof. All payments shall be made initially at Landlord's office c/o Crown Properties, Inc., 400 Garden City Plaza, Garden City, New York 11530. Every amount payable by Tenant hereunder in addition to Base Rent shall be deemed Additional Rent, which shall be paid without setoff or deductions of any kind within 15 days after demand. Base Rent and Additional Rent are herein collectively called "Rent". Any Rent not paid by Tenant within ten (10) days after its due date shall thereafter be payable with a late charge equal to 5% of the unpaid rent installment, as Additional Rent. The Base Rent shall be payable as follows:

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               Year      Annual Base Rent       Monthly Base Rent
               ----      ----------------       -----------------

                 1          $574,000.00             $47,833.33
                 2          $602,000.00             $50,166.67
                 3          $630,000.00             $52,500.00
                 4          $658,000.00             $54,833.33
                 5          $686,000.00             $57,166.67
                 6          $714,000.00             $59,500.00
                 7          $742,000.00             $61,833.33

          (b) Tenant's obligation to pay Base Rent under this Lease shall commence on the Commencement Date of this Lease (the "Rent Commencement Date").

          (c) The obligation of Tenant to pay all sums of Additional Rent and the Electrical Inclusion Amount (as hereinafter defined) shall commence on the Commencement Date of the Lease and there shall be no abatement whatsoever of the obligation of Tenant to pay such sums during any period or part of any lease year during the term of the Lease.

          (d) Notwithstanding the foregoing, Tenant's obligation to pay Base Rent under this Lease shall be abated as follows: (i) during lease months 1 through 9, Base Rent shall be calculated on the basis of 20,000 rentable square feet; (ii) during lease months 10 through 18, Base Rent will be calculated on the basis of 24,000 rentable square feet; and (iii) from lease month 19 through the Expiration Date, the Base Rent will be calculated on the basis of 28,000 rentable square feet. Accordingly, during lease months 1 though 9, monthly Base Rent shall be $34,166.67, during lease months 10 through 12, monthly Base Rent shall be $41,000.00, and during lease months 13 through 18, monthly Base Rent shall be $43,000.00.

     6.   CONDITION OF DEMISED PREMISES.  Landlord shall deliver the Demised
          ------------------------------
Premises to Tenant in the condition which the Demised Premises exist as of the date hereof and Tenant shall accept the Demised Premises in a strictly "as is" condition, except as to latent defects. Tenant acknowledges that Tenant has inspected, or been given the opportunity to inspect the Demised Premises prior to entering into this Lease and Tenant acknowledges that Landlord has made absolutely no warranties or representations concerning the Demised Premises, or their condition. Landlord represents and warrants that, to the best of its knowledge, the Building is in compliance with all applicable laws, codes and statutes as of the date hereof.

     7.   INCREASE IN OPERATING EXPENSES.
          -------------------------------

          (a) The base year (the "Base Year") for purposes of this Lease shall be calendar 2001. "Operating Expenses" shall mean the expenses incurred by Landlord in the operation, administration and maintenance of the Demised Premises and of the "Common Areas" of Corporate Campus 1, other than the Demised Premises and all other demised premises in Corporate Campus 1 designated for occupancy by tenants, in a first class manner and in accordance with sound and reasonable practices for facilities of a like kind and character in accordance with (and subject to) Exhibit "C" hereto. Operating Expenses for the Common
                      -----------
Areas shall include, without limitation, all expenses incurred by Landlord in connection with the

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Campus Road and sewage pump station and related equipment serving Corporate
Campus I which, in accordance with generally accepted accounting principles consistently applied, as applied to the operation and maintenance of first-class office parks, are properly chargeable to the operation and maintenance of Corporate Campus 1. Tenant's proportionate share of Operating Expenses for Corporate Campus I is (6.58%) percent ("Tenant's Proportionate Share Park"); Tenant's proportionate Share of Operating Expenses of the Building is (31.50 %) ("Tenant's Proportionate Share Building"). ("Tenant's Proportionate Share Park" and "Tenant's Proportionate Share Building" are hereinafter referred to, collectively, as "Tenant's Proportionate Shares"). Tenant's Proportionate Shares shall also apply to Increases in Real Estate Taxes as provided in Article 8 hereof. Tenant's Proportionate Shares shall be adjusted, as necessary, to reflect increases or decreases in the total rentable square feet contained in Corporate Campus 1, resulting from construction or demolition of space therein, or any other cause, other than temporary vacancy in Corporate Campus I for which Landlord is willing to accept tenancies.

          (b) After the expiration of the Base Year and of each Operational Year (as hereinafter defined), Landlord shall furnish Tenant a written statement prepared by Landlord of the Operating Expenses incurred for such year ("Landlord's Statement"). Tenants Proportionate Shares of any increase of Operating Expenses during any Operational Year over the Operating Expenses in the Base Year shall be referred to herein as the "Cost Increases". Landlord shall retain and make available for inspection by Tenant all the records reflected in Landlord's statement as to each Operational Year for a period of 180 days after rendering a statement to Tenant (the "Inspection Period"), and Tenant shall be entitled, on reasonable notice, to inspect same at any time during the Inspection Period, at Landlord's main office where such records are maintained which is, as of the date hereof, at c/o Crown Properties, Inc., 400 Garden City Plaza, Garden City, New York 11530 provided that Landlord shall have the right to change such address on notice to Tenant. In the event Tenant shall dispute Landlord's Statement, Tenant shall, within the Inspection Period, deliver to Landlord a statement ("Tenant's Statement") specifying the inaccuracies in Landlord's Statement, with reasonable detail. If Landlord and Tenant cannot, within thirty (30) days of Landlord's receipt of Tenant's Statement, resolve their differences, Landlord and Tenant shall, within fifteen
(15) days thereafter, agree on a national certified public accounting firm to undertake a review thereof and to fix, in writing, the Operating Expenses and the Cost Increases in accordance with the terms of this Lease (the "Review") which shall be final and binding on Landlord and Tenant. The certified public accounting firm shall be charged with completion of the Review within a thirty
(30) day period. Where Landlord and Tenant cannot timely agree on a national certified public accounting firm for the foregoing, Landlord and Tenant shall each select a member of a national certified public accounting firm who shall be directed to select a national certified public accounting firm to undertake the Review. Where the result of the Review discloses a variation in Operating Expenses from that asserted by Landlord of more than seven and one-half percent (7.5%), the charges of the national certified public accounting firm shall be paid by Landlord; where the variation is more than five (5%) percent but not in excess of seven and one-half (7.5%) percent, same shall be shared equally by Landlord and Tenant, and where five (5%) percent or less, by Tenant. Tenant shall pay to Landlord any amounts in dispute pending resolution in accordance with the above procedure.

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

          In the event Tenant shall not deliver to Landlord Tenant's Statement as to any Operational Year prior to expiration of the applicable Inspection Period, Landlord's Statement for such Operational Year shall be deemed accurate in all regards.

          (c) Each calendar year after the Base Year shall be referred to herein as an "Operational Year". Commencing with the first Operational Year, Tenant shall pay to Landlord, as Additional Rent, Tenant's Projected Shares. Such "Projected Shares" shall be equal to Landlord's written estimate of Tenant's Proportionate Shares of the Cost Increases for the Operational Year. On the first day of each month of each Operational Year during the Term, and within thirty (30) days after Tenants receipt of Landlord's written estimate, Tenant shall pay to Landlord one-twelfth (1/12) of its Projected Shares of the estimated Cost Increases for such Operational Year. If Landlord's statement after the end of an Operational Year shall indicate that Tenant's Projected Shares exceed Tenant's Proportionate Shares of Cost Increases, Landlord shall forthwith credit the amount of such excess against the subsequent payments of Additional Rent due hereunder. If Landlord's statement shall indicate that Tenant's Proportionate Shares of Cost Increases exceeded Tenant's Projected Shares for the completed Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

          (d) Landlord's failure to render Landlord's Statement with respect to any Operational Year or Tax Year (as defined in Article 8 below), or Landlord's delay in rendering said statement shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Operational Year or Tax Year. The obligations of Landlord and Tenant under this Article 7 with respect to any Additional Rent, which obligations have accrued prior to the termination of the Term, shall survive the termination of the Term.

     8.   INCREASE IN REAL ESTATE TAXES. If Real Estate Taxes (as hereinafter
          -----------------------------
defined) with respect to the Common Areas or the Demised Premises are increased, at any time or from time to time during the Term hereof over Real Estate Taxes paid by Landlord during the "Tax Base Year" as defined hereinbelow, then Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Proportionate Shares of such increase (the "Tax Increases"). The Tax Base Year shall be from July 1, 2001 through June 30, 2002. Payment of such increases shall be made in the installments provided by the taxing authority, within fifteen (15) days after Tenant receives from Landlord notice of such tax increase and a bill for Tenant's Proportionate Shares thereof. Notwithstanding the foregoing, at Landlord's option, Tenant shall pay to Landlord, commencing with the first Tax Year after the Base Tax Year, as Additional Rent, Tenant's Projected Tax Shares. Such Projected Tax Shares shall be equal to Landlord's written estimate of Tenant's Proportionate Shares of the Tax Increase for each Operational Year. On the first day of each month of each Operational Year during the Term, and within thirty (30) days after Tenant's receipt of Landlord's written estimate, Tenant shall pay to Landlord one-twelfth (1/12) of its Projected Shares of the estimated Tax Increases for such Operational Year. If Landlord's statement after the end of an Operational Year shall indicate that Tenant's projected Shares exceeded Tenant's Proportionate Shares of the Tax Increases, Landlord shall forthwith credit the amount of such excess against the subsequent payments of Additional Rent due hereunder. If Landlord's statement shall indicate that Tenant's Proportionate Shares of the Tax Increases exceeded Tenant's Projected Tax Shares for the completed Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord. "Real Estate Taxes" shall mean all

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

taxes or assessments and governmental charges, whether Federal, State or municipal, which are levied or charged against real estate, personal property or rents, or on the right or privilege of leasing real estate or collecting rents thereon and any other taxes and assessments attributable to Corporate Campus 1, the Building or the Demised Premises or their operation, excluding, however, Federal, State or other general income taxes not limited to real property. Real Estate Taxes allocable to the Common Areas shall consist of (a) 100% of the Real Estate Taxes on Corporate Campus I excluding Real Estate Taxes on any portion of the Building designated for occupancy by tenants; and (b) 100% of the taxes on the main road (Campus Road) and the sewage treatment plant servicing the Park. "Tax Year" shall mean each calendar year following the Tax Base Year.

     9.   ALTERATIONS, IMPROVEMENTS, ETC.
          -------------------------------

          (a) All alterations, improvements or additions made by Landlord or Tenant upon the Demised Premises, except furniture, light fixtures, office equipment, or movable partitions or trade fixtures installed at the expense of Tenant, shall be the property of Landlord and shall remain and be surrendered with the Demised Premises as a part thereof at the termination of this Lease, without compensation to Tenant, unless Landlord, at the time that it consents to Tenant's changes or alterations, elects to have them removed by Tenant, in which event the same shall be removed from the Demised Premises by Tenant at Lease expiration, at Tenant's expense, provided, however, Landlord shall not require such items to be removed unless the items involve material alterations to the structure of the Demised Premises or to the Demised Premises systems.

          (b) Tenant shall not make any alterations, installations, improvements, additions or other physical changes in or about the Demised Premises ("Alterations") without Landlord's prior consent. Landlord's consent shall not be required with regard to any nonstructural Alteration that costs less than $25,000.00 (provided that Tenant shall notify Landlord of the same and otherwise comply with the provisions of this Article 9 with respect thereto), and Landlord shall not unreasonably withhold its consent to any other proposed nonstructural Alteration. Landlord shall not be responsible for any effect on the Demised Premises systems caused by any such alterations for which Tenant does not obtain Landlord's consent. An Alteration shall be deemed nonstructural if the Alteration (i) is not visible from the outside of the Demised Premises,
(ii) does not adversely affect any service required to be furnished by Landlord to Tenant, (iii) does not adversely affect the proper functioning of any Demised Premises system, (iv) does not adversely reduce the value or utility of the Demised Premises, (v) does not affect the certificate of occupancy for the Demised Premises, and (vi) does not affect any ceiling slab, floor slab, load-bearing column, load-bearing wall, exterior wall or exterior window, of the Demised Premises.

          (c) Prior to making any Alterations, Tenant shall: (i) submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration, and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, which, in the case of nonstructural Alterations, shall not be unreasonably withheld; (ii) at Tenant's expense, obtain all permits, approvals and certificates required by any governmental authorities; and (iii) furnish to

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

Landlord certificates evidencing worker's compensation policies (covering all persons to be employed by Tenant, and by Tenant's contractors and subcontractors, in connection with such Alteration) and comprehensive commercial) public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any ground lessor and any mortgagee, as additional insureds. Upon completion of all Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any governmental authority and shall furnish Landlord copies thereof, together with the "as-built" plans and specifications ("as-built drawings") for such Alteration, it being agreed that all filings with governmental authorities to obtain such permits, approvals and certificates shall be made at Tenants' expense. Provided that such drawings shall be certified as correct by Tenant's architect and satisfy the requirement of any governmental authorities to which Landlord or Tenant shall be required to submit as-built drawings, Tenant's obligation to furnish as-built drawings to Landlord may be satisfied by the furnishing of appropriate marked "MEP" drawings, architectural drawings and/or Tenant's contractors "shop" drawings. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, all applicable laws and any construction rules and regulations promulgated by Landlord from time to time. All materials and equipment to be incorporated in the Demised Premises as a result of any Alterations or a part thereof shall be of a quality at least equal to the quality of the Demised Premises, and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement.

          (d) If Landlord shall fail to respond to a request by Tenant to approve Tenant's plans and specifications for any nonstructural Alteration within seven (7) business days, or within five (5) business days with respect to any resubmission of previously disapproved plans, after Landlord's receipt thereof (provided in each instance the same shall be of a scope and scale reasonably susceptible of review in such periods), Landlord shall be deemed to have approved such plans and specifications. Any disapproval given by Landlord shall be accompanied by a statement of the reasons for such disapproval. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon (the "Pending Items") pending Landlord's review and approval of other plans and specifications for other items which may impact the Pending Items, and to condition Landlord's approval upon Tenant making revisions to the plans and specifications or supplying additional information. In order for Landlord to be deemed to have given approval to any plans and specifications submitted (or resubmitted) by Tenant, the same must be accompanied by a notice which identifies the architect or engineer who prepared said plans and specifications, and which bears the following legend typed in bold, capital letters at the top: "IF LANDLORD SHALL FAIL TO APPROVE OR DISAPPROVE THE ENCLOSED PLANS AND SPECIFICATIONS WITHIN THE TIME PERIODS SPECIFIED IN ARTICLE 9(d) OF THE LEASE, LANDLORD SHALL BE DEEMED TO HAVE APPROVED SUCH PLANS AND SPECIFICATIONS." Any review or approval by Landlord of any plans and/or specifications or any preparation or design of any plans by Landlord's architect or engineer (or any architect or engineer designated by Landlord) with respect to any Alteration shall be solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other person with respect to the compliance thereof with any laws or to the adequacy, correctness or efficiency thereof or otherwise.

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

          (e) All Alterations shall be performed at Tenant's own cost and expense, by Tenant's contractors, subcontractors or mechanics approved by Landlord with such approval not to be unreasonably withheld or delayed. At Tenant's request, Landlord shall furnish Tenant with a list of at least three
(3) contractors who may perform Alterations to the Premises on behalf of Tenant. If Tenant engages any contractor set forth on the list, Tenant shall not be required to obtain Landlord's consent for such contractor unless, prior to entering into a contract with such contractor, such contractor has been removed from the list, provided, however, said list shall at all times contain the names of at least three (3) contractors.

          (f) With respect to any Alteration affecting, any Demised Premises system, the Alteration shall, at Tenant's cost and expense, be designed by Tenant's engineer for the relevant Demised Premises system, subject to review and approval at Tenant's cost and expense, by Landlord's engineer. Within thirty
(30) days after being billed therefor, Tenant shall reimburse Landlord, as additional rent, for the reasonable and actual expenses incurred by Landlord in connection therewith (the "Engineering Fee").

          (g) Any mechanic's lien filed against the Building or the Demised Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, shall be discharged by Tenant, at Tenant's expense, within thirty (30) days after Tenant shall have received notice thereof, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer at the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the maintenance or operation of the Building by Landlord, Tenant or others, or of any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Demised Premises immediately.

          (h) In addition to the Engineering Fee, Tenant shall pay to Landlord or to Landlord's agent from time to time during the performance of any Alterations, within thirty (30) days after demand therefor and as additional rent, an amount equal to the reasonable out-of-pocket costs incurred by Landlord in connection with each such Alteration (the "Alteration Fee").

          (i) Landlord shall provide Tenant with an allowance of $336,000.00 (the "Alterations Allowance") for Alterations to be performed in the Demised Premises by Tenant. The Alterations Allowance shall be used only for interior improvements, computer lab construction, air conditioning system, space design and cabling. The Alterations Allowance shall be paid by Landlord to Tenant upon receipt of invoices from Tenant along with a waiver of lien for the funds to be disbursed under each respective invoice from each contractor participating in the Alterations. In the event the Alterations Allowance is not fully utilized by Tenant, Landlord shall be required to reimburse Tenant such balance in the form of a credit against Base Rent.

     10.  REPAIRS.
          --------

          (a) The Building and the Property and the chillers and related equipment that are part of the Common HVAC System (as defined in Exhibit "D"
                                                                 -----------
attached hereto), which are located within the Building, and all other parts of the Building systems which are not within the Demised Premises, shall be maintained in good order and condition and repaired by Landlord at its expense, except to the extent resulting from the negligence or wrongful act of Tenant, its employees, agents or invitees, in which event Landlord shall maintain and repair same at Tenant's expense and Tenant shall reimburse Landlord for the cost of same upon demand.

          (b) Tenant, at its expense, shall maintain in good order and condition and repair the interior of the Demised Premises, including without limitation, all Demised Premises systems within the Demised Premises, except as set forth in Article 10(a) above, provided that any repairs to, or replacements of the Building systems within the Demised Premises shall be performed by Landlord, at Tenant's expense. Tenant shall keep the interior of the Demised Premises clean and orderly in accordance with Landlord's standards for the Demised Premises and the Park.

          (c) As used in this Article 10 the term "repair" shall include replacement when required in Landlord's reasonable opinion.

     11.  PARKING.  Parking for the Demised Premises is provided by way of a
          --------
surface parking area and a parking deck, which provide parking for the Demised Premises and the Building. Tenant and its agents, employees and invitees shall have the right to use said surface parking area and parking deck, on a non-reserved basis, in common with tenants of the Building and their agents, employees, and invitees. At all times during the term of this Lease, there shall be at least four (4) parking spaces for every 1,000 rentable square feet of space in the Building in said surface parking area and parking deck, of which two (2) spaces shall be reserved for Tenant's exclusive use.

     12.  UTILITIES AND SERVICES.
          -----------------------

          (a) Mondays through Fridays from 8:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 1:00 P.M. (except the days observed by the Federal or State governments as legal holidays), Landlord shall furnish and distribute to the Demised Premises air conditioning and heat with a system designed in accordance with Exhibit "D" hereto. If Tenant shall require air conditioning or
                -----------
heat at any other time ("after-hours"), Landlord shall furnish after-hours air conditioning and heat upon reasonable advance notice from Tenant, and Tenant shall pay Landlord's costs (direct and related) therefor on Landlord's demand. Tenant shall notify Landlord no later than 2:00 P.M. on the day it requires after-hours air conditioning or heat, however, if Tenant requires after-hours air conditioning or heat on a Monday, Tenant shall notify Landlord of same by 2:00 P.M. on the preceding Friday. The current charges for after hours heat is $70.00 per hour and for after hours air conditioning is $110.00 per hour, which charges are subject to periodic review and adjustment by Landlord.

          (b) Landlord shall supply reasonably adequate quantities of water to the Demised Premises for ordinary lavatory and drinking purposes.

          (c) Landlord shall cause the Demised Premises to be cleaned in accordance with Exhibit "E" hereto; provided that to the extent any area is used
                -----------
for the preparation, dispensing or consumption of food or for a computer room, data processing or similar equipment and requires additional cleaning, Tenant shall pay to Landlord the premium charged for same by Landlord's cleaning contractor. Landlord shall also cause the Building and Property to be cleaned, as well as cause snow and ice to be removed from the parking lots and sidewalks located thereon.

          (d) In no event shall Landlord be required to provide any security services to the Demised Premises. Tenant shall supply such security services to the Demised Premises as Tenant requires, subject to Landlord's prior approval of plans, provided that Landlord's consent shall not be required to the extent the work is nonstructural, as defined in Article 9(b) hereof. Notwithstanding the foregoing, in the event Tenant elects to utilize the security system currently located in the Demised Premises, Tenant shall be required to maintain and repair said system at its sole cost and expense. Landlord shall supply security cards in connection with the existing security system to Tenant for Tenant's employees. In the event the security cards are lost during the term of this Lease or not returned to Landlord upon the expiration of the term of this Lease, the cost of replacing the security cards shall be borne exclusively by Tenant.

          (e) Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, Tenant acknowledging that any or more such services may be suspended by reason of accident or of repairs, alterations or improvements necessary to be made, or by strikes or lockouts, or by operation of law, or causes beyond the reasonable control of Landlord. Any such interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenants use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages by abatement of Rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease.

          (f) Notwithstanding the foregoing, if any essential service to be provided under the terms of this Article and this Lease that is within Landlord's reasonable control is interrupted or curtailed for a period in excess of three (3) full business days after notice of same is given to Landlord, and as a result thereof Tenant is unable to continue operating its business in the Demised Premises as a result of same, Tenant shall receive an abatement of the Base Rent for the pro rata portion of the Demised Premises that is unusable for the period of time that such essential service has been interrupted or curtailed and as a result therefor Tenant was unable to continue operating its business in the Demised Premises during such period.

     13.  LIABILITY INSURANCE.
          --------------------

          (a) Tenant shall obtain and keep in full force and effect (i) an "all risk" insurance policy for all improvements made by Tenant to the Demised Premises (including, without limitation, Tenant's Alterations), to the extent that such improvements are above "Demised Premises standard" (examples of which are set forth in Article 9(a) hereof) and Tenant's property at the Demised Premises, and (ii) a policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement. Such policies shall provide that Tenant is named as the insured. Landlord, Landlord's managing agent, and any ground lessors and any mortgagees (whose names shall have been furnished to Tenant) shall be named as additional insured, as their respective interests may appear with respect to the insurance required to be carried pursuant to clause (i) above, and to the extent of the named insured's negligence with respect to the insurance required to be carried pursuant to clause (ii) above. Such policy with respect to clause (ii) above shall include a provision under which the insurer agrees to indemnify and hold Landlord, Landlord's managing agent, Landlord's agent and such lessors and mortgagees harmless from and against, subject to the limits of liability set forth in this Article 13(a), all cost, expense and liability arising out of or based upon, any and all claims, accidents, injuries and damages mentioned in
Article 27(c) hereof. In addition, the policy required to be carried pursuant to clause (ii) above shall contain a provision that Landlord shall receive at least thirty (30) days' written notice of any cancellation thereof. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the aforesaid additional insureds under such policy above shall be a combined single limit with respect to each occurrence in an amount of $2,000,000 for injury (or death) to personal and damage to property. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers licensed to do business in the State of Connecticut, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policy holder rating of "A" and a financial rating of at least "XIII". No failure on Tenant's part to maintain any of the insurance required pursuant to this Article 13 shall vitiate Tenant's liability to indemnify Landlord and all other parties named herein as additional insureds from and against all claims, damages, loss, liability and expense which would otherwise have been covered by such insurance coverage.

          (b) On or prior to the Commencement Date, Tenant shall deliver to Landlord the appropriate certificates or insurance, (including evidence of waiver of subrogation required pursuant to Article 13(d) hereof required to be carried by Tenant pursuant to this Article 13. Evidence of each renewal or replacement of a policy shall be delivered by Tenant at least twenty (20) days prior to the expiration of such policy.

          (c) Tenant agrees that Landlord shall not be obligated to carry insurance on, and shall not be responsible for damage to any improvements made to the Premises (including without limitation, Alterations or Tenant's personnel property at the Premises), and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

          (d) The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Demised Premises and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, and each party on behalf of itself and all persons claiming under or through such party by subrogation or otherwise hereby releases the other party and agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy.

          (e) Landlord hereby represents and warrants that it has obtained and currently maintains comprehensive liability and property insurance for the Building of which the Demised Premises forms a part, which has been accepted by the current mortgagee. Landlord further represents and warrants that the foregoing insurance will be maintained during the Term of this Lease.

     14.  SUBORDINATION.
          --------------

          (a) This Lease is and shall be subject and subordinate to (i) any and all mortgages now or hereafter affecting the fee title of the Property, and to any and all present and future extensions, modifications, renewals, replacements and amendments thereof; and (ii) any and all ground or underlying leases now or hereafter affecting the Property or any part thereof and to any and all extensions, modifications, renewals, replacements and amendments thereof. Such subordination shall be automatic provided that Tenant shall execute and deliver to any present or future mortgagee such documentation as shall be required by such mortgagee to confirm such subordination. Landlord shall request and use its reasonable good faith efforts to obtain for Tenant a non-disturbance agreement from any present or future or ground lessor provided that Landlord shall have no liability to Tenant in the event Landlord is unable to obtain such agreement. Tenant will execute and deliver promptly to Landlord any certificate or instrument which Landlord, from time to time, may request for confirmation of the provisions of this Article 14.

          (b) If at any time prior to the expiration of the Term, any superior lease shall terminate or be terminated for any reason or any mortgagee comes into possession of the Property or the estate created by any superior lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Property, or of the lessor, or of any mortgaged in possession of the Property, to attorn, from time to time, to any such owner, lessor or mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Article 14(a) hereof, and this Article 14(b) for the remainder of the Term, provided that such owner, lessor or mortgagee, or receiver caused to be appointed by any of the foregoing, as the case may be, shall then be entitled to possession of the Premises and provided further that such owner, lessor or mortgagee, as the case may be, or anyone claiming by, through or under such owner, lessor or mortgagee, as the case may be, including a purchaser at a foreclosure sale, shall not be:

               (i) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), or

               (ii) subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord), or

               (iii) bound by any payment of Rent which Tenant may have made to any prior landlord (including, without limitation, the then defaulting landlord) more than one (l) month in advance of the date upon which such payment was due, or

               (iv) bound by any amendment or modification of this Lease made after the date when such mortgagee acquired its interest as mortgagee and Tenant received notice of such mortgage, or such lessor acquired its interest as lessor, as the case may be, without its consent.

     15.  CASUALTY.
          ---------

          (a) If the Demised Premises shall be partially damaged by fire or other casualty so that the damage can reasonably be repaired by Landlord within 180 days from the date of the damage (90 days for any casualty during the last year of the Term), then the damage shall be diligently repaired by and at the expense of Landlord, and the Rent until such repairs shall be made shall be apportioned according to the part of the Demised Premises which is tenantable.

          (b) If the Demised Premises is rendered wholly untenantable by fire or other casualty or is partially damaged so that the damage cannot reasonably be repaired by Landlord within 180 days of the date of the damage (as determined by an independent architect or contractor selected by Landlord), then in any of such events Landlord or Tenant may, within 30 days after such casualty (or in Tenant's case not sooner than 15 days after receipt of the estimated restoration time from Landlord), give the other party a notice in writing of intention to terminate this Lease, and thereupon the Term shall expire, effective the date of the casualty, and Tenant shall vacate the Premises and surrender the same to Landlord within 30 days after the date of the termination notice, provided that for any casualty during the last year of the Term, the restoration period shall be 90 days, rather than 180 days. If neither party elects to terminate this Lease, the provisions of Article 15(a) shall govern.

          (c) Landlord shall not be liable for any damage to, or be required (under any provision of this Lease or otherwise) to repair, restore or replace, any property in the Premises, nor be liable to Tenant for damage arising from rain or snow or from the bursting, overflowing or leakage of water, steam or gas pipes or defect in the plumbing, HVAC, mechanical or electrical systems of the Demised Premises unless resulting from the gross negligence of Landlord, Tenant not being contributorily negligent.

     16.  EMINENT DOMAIN.
          ---------------

          (a) If the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or if any substantial part thereof is so acquired or condemned as to render the Demised Premises untenantable, or so that Landlord elects not to restore the Demised Premises then and in that event, the Term shall cease and terminate from the date of taking, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term, nor a claim to any part of an award in such proceeding, and rent shall be adjusted and paid to the date of such termination. Tenant shall, however, have the right to claim compensation for Tenant's moving expenses and damage to Tenant's property in the Demised Premises provided that such claim does not reduce Landlord's award.

          (b) In the event of any other condemnation of a part of the Demised Premises or the Premises, this Lease shall remain in effect, but the Rent shall be prorated based on that portion of the Demised Premises which remains tenantable; provided however, that if 10% or more of the Demised Premises, shall be taken and, in the reasonable opinion of Tenant, the remainder of the Demised Premises cannot be used for the operation of Tenant's business in ordinary course, then Tenant may terminate this Lease by notice to Landlord within 30 days after, notice of the taking by Landlord to Tenant, under the conditions described in Article 16(a) above.

     17.  ASSIGNMENT AND SUBLETTING.
          --------------------------

          (a) Tenant and its subtenants shall not assign, mortgage or encumber this Lease, nor sublease all or any part of the Premises or suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not unreasonably be withheld or delayed. If this Lease be assigned, or if the Premises or any part thereof be sublet to or occupied by anybody other than Tenant, Landlord may, at Landlord's option, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupants, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

          (b) Anything in Article 17(a) to the contrary notwithstanding, the prior written consent of Landlord shall not be required with respect to an assignment of this Lease or a sublease of part or all of the Premises to an entity controlled by, controlling or under common control with Tenant, or to any entity which succeeds Tenant by merger or consolidation or by acquisition of all or substantially all of Tenant's stock or assets, provided that the successor entity has a net worth, computed in accordance with GAAP, that is not less than the net worth of

Tenant prior to such transaction. For this purpose "control" shall mean the possession of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of a sufficient percentage of voting securities, by contract or otherwise. In connection with any such assignment or sublease, Tenant shall give notice to Landlord at least ten (10) days prior to the transaction and shall deliver a copy of the documentation to Landlord within ten days after the execution of the assignment or sublease.

          (c) Tenant shall pay to Landlord as Additional Rent, within ten days after receipt of payments from a subtenant or assignee, 50% of any "profit" on a subletting or assignment, i.e., the excess of consideration of any type received by Tenant from the subtenant or assignee (less the reasonable advertising, legal, brokerage and fit-up expenses incurred by Tenant in connection with such assignment or subletting), over a pro rata portion of the Rent payable by Tenant hereunder.

          (d) Landlord shall be obligated to consent to any proposed assignment or sublease only if:

               (i) the proposed assignee or subtenant, in Landlord's reasonable judgment has a business reputation and credit record and is engaged in a business as are comparable to or compatible with the standards of the existing tenants the Park;

               (ii) the proposed use of the affected portion of the Demised Premises is permitted under the terms of this lease;

               (iii) the proposed subletting will not result in more than two unaffiliated occupants (not including Tenant) of any floor of the Demised Premises.

          (e) In no event shall Landlord be obligated to consent to any proposed assignment or sublease to any of the following entities or to an entity that intends to occupy the Premises (or portion thereof) for any of the following purposes (as applicable):

               (i) the operation of a bank, trust company, safe deposit business, savings and loan association or loan company;

               (ii)  employment or recruitment agency;

               (iii) school, college, university or educational institution, whether or not non-profit;

               (iv) a government, governmental or quasi-governmental organization, or any agency or subdivision thereof; or

               (v) a tenant or subtenant of a tenant of Landlord or an occupant of the or any other Demised Premises in the Park, unless Landlord cannot accommodate the tenant, subtenant or occupant with comparable office space in the Park, or any party or entity with whom Landlord or its agents or representatives has engaged in active negotiations for a lease in the Park during the 90-day period immediately preceding the date of Tenant's request for consent.

          (f) Tenant shall reimburse Landlord on demand for any out of pocket costs that Landlord may incur in connection with a proposed assignment or sublease by Tenant, its assignees or subtenants, including the reasonable costs of investigating the acceptability of the proposed assignee or subtenant, charges paid to any mortgagee or ground lessor and reasonable legal costs incurred in connection with the granting of any requested consent.

          (g) No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this lease. Every assignee, including one described in paragraph (b) above, shall in the assignment instrument, assume all of the obligations of Tenant hereunder from and after the effective date of the assignment.

     18.  RIGHT OF CURE.
          --------------

          (a) If Tenant shall default in the observance or performance of any term or covenant of this Lease, Landlord may, after ten business days' written notice to Tenant to cure the default and failure of Tenant to cure the same within such period, or at any time thereafter without notice in event of emergency, perform the same for the account of Tenant. If Landlord makes any expenditures or incurs any obligations in connection with a default by Tenant, including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding against Tenant, such sums paid or obligations incurred, with interest (as provided below) and costs, shall be paid by Tenant to Landlord as Additional Rent hereunder.

          (b) Any Rent not paid by Tenant within 5 days after the due date thereof, shall thereafter be payable with interest at the rate of 3% per annum in excess of the prime or base rate of Fleet Bank, N.A. (or its successor) in effect as of the due date, from the due date to the date of payment.

          (c) Cure by Landlord pursuant to this Article 18 shall not vitiate or constitute waiver by Landlord of the Tenant's default.

     19.  QUIET ENJOYMENT AND HOLDOVER.
          -----------------------------

          (a) Upon Tenant paying the Rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed hereunder, Tenant may peaceably and quietly enjoy the Premises, free from any interference, molestation or acts of Landlord or of anyone claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and to any ground lease, underlying leases and mortgages as hereinbefore provided.

          (b) If Tenant retains possession of the Premises or any part thereof after the Expiration Date or earlier termination date without the written consent of Landlord, Tenant's occupancy (the "Holdover Occupancy") shall be under all of the terms and conditions of this Lease, except that (i) the tenancy shall be at will; (ii) the Base Rent for the Holdover Occupancy shall be 150% of that specified herein for the month preceding the termination; and (iii) Tenant shall indemnify and hold Landlord harmless for all damages sustained and liabilities incurred by Landlord, including consequential damages, as a result of Tenant's continued occupancy beyond sixty (60) days after Landlord's notice to Tenant under this Article 19(b) it being understood that the foregoing shall not be deemed license or permission by Landlord for Tenant to holdover.

     20.  DEFAULT.
          --------

          (a) If (i) Tenant defaults in the payment when due of any installment of Rent for more than ten (10) days after written notice that the same is due;
(ii) the Demised Premises become abandoned, provided that failure to occupy, if Tenant initially occupied the Demised Premises, and is thereafter performing all of its other obligations under this Lease, shall not be a default under this Lease; or (iii) Tenant defaults in fulfilling any other covenant of this Lease and Tenant fails to remedy such default within 30 days after written notice by Landlord to Tenant specifying the nature of such default (or if the said default cannot be completely cured or remedied within said 30-day period and Tenant shall not have diligently commenced curing such default within such 30-day period and shall not thereafter in good faith diligently proceed to remedy or cure such default), then Landlord may, by notice to Tenant, cancel this Lease, and this Lease and the Term hereunder shall end and expire as fully and completely as if the date of cancellation were the day herein definitely fixed for the end and expiration of this Lease and the Term hereof. Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

          (b) If (i) the notice provided for in paragraph (a) above shall have been given and the Term shall expire as aforesaid, or (ii) any execution shall be issued against Tenant or any of Tenant's property, whereupon the Demised Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, then and in any of such events; Landlord may, without notice, re-enter the Demised Premises, and dispossess Tenant and the legal representative of Tenant or other occupant of the Demised Premises, by summary proceedings or otherwise, and remove their effects and hold the Demised Premises as if this Lease had not been made. Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end, but Tenant shall remain liable as hereinafter provided.

     21.  REMEDIES OF LANDLORD.  In case of any such default, re-entry,
          ---------------------
expiration and/or dispossession by summary proceedings or otherwise, (a) the Rent shall become due thereupon and be paid up to the time of such re-entry, dispossession and/or expiration, together with such reasonable expenses as Landlord may incur for counsel fees, brokerage and/or putting the Demised Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant concessions of free rent; and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord any deficiency between (i) the Rent hereby reserved and/or covenanted to be paid, and (ii) the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Term. There shall be added to such deficiency such reasonable expenses as Landlord may incur in connection with re-letting the Demised Premises, including without limitation, counsel fees, brokerage commissions and expenses incurred in maintaining the Demised Premises in good order and in connection with renovating and preparing the same for re-letting. Any such Rent deficiency shall be paid in monthly installments by Tenant on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar proceeding. In addition, Landlord shall have the alternative of commencing suit against Tenant at any time for an amount equal to the Rent reserved for the balance of the Term less the fair and reasonable rental value of the Demised Premises for the same period. For this purpose it shall be presumed that the Additional Rent payable under this Lease shall increase by 5% per annum from the Additional Rent payable in the Lease Year preceding the default. Landlord, at its option, may make such alterations, repairs, replacements and/or decorations in the Premises, as Landlord considers advisable for the purpose of re-letting the Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. The failure of Landlord to re- let the Premises or any part thereof shall not release or affect Tenant's liability for continued Rent or damages hereunder, nor shall Landlord in any event be liable in any way whatsoever for failure to re-let the Premises. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

     22.  RIGHT TO EXHIBIT PREMISES AND ACCESS TO PREMISES.
          -------------------------------------------------

          (a) Landlord reserves the right to enter the Demised Premises and the Premises and exhibit same at any reasonable time on reasonable notice, which notice can be, verbal, (i) to prospective mortgagees, purchasers and ground lessees and (ii) to prospective tenants at any time within one year prior to the expiration of the Term.

          (b) Landlord reserves the right to have its employees and agents enter the Demised Premises at any reasonable time on reasonable notice, which can be verbal, (and at any time in case of emergency) in order to gain access to any utility area, which utility area contains equipment and systems for the Demised Premises, and in order to effect necessary repairs and replacements. Such agents may bring necessary tools and equipment with them and may store same within the Premises.

          (c) Landlord shall have the right to enter the Demised Premises, without notice, in the event of an emergency, and Tenant shall provide Landlord with access through Tenant's security system for such purpose.

     23.  BROKERAGE.  Tenant warrants and represents it has not had or dealt
          ----------
with any realtor, broker or agent in connection with the negotiations of this Lease, except for Cushman &

Wakefield of Connecticut, Inc. and HK Group (collectively the "Broker"). Landlord shall pay the commission that is due to the Broker, pursuant to separate agreement. Tenant shall pay and to hold Landlord harmless from any cost, expenses or liability (including costs of suit and attorneys' fees) for any compensation, commission or charges claimed by any realtor, broker or agent with respect to this Lease and the negotiation thereof, other than a claim of the Broker or a claim based upon any written agreement between such person and Landlord.

     24.  FORCE MAJEURE.  Landlord and Tenant, respectively, shall not be in
          --------------
default hereunder if such party is unable to fulfill or is delayed in fulfilling any of its obligations hereunder, including, without limitation, any, obligations to supply any service hereunder, or any obligation to make repairs or replacements hereunder, if such party is prevented from fulfilling or is delayed in fulfilling such obligations by reason of fire or other casualty, strikes or labor troubles, governmental preemption in connection with a national emergency, shortage of supplies or materials, or by reason of any rule, order or regulation of any governmental authority, or by reason of the condition of supply and demand affected by way or other emergency, or any other cause beyond its reasonable control. Such inability or delay by Landlord or Tenant in fulfilling any of their respective obligations hereunder shall not affect, impair or excuse the other party hereto from the performance of any of the terms, covenants, conditions, limitations, provisions or agreements hereunder on its part to be performed, nor result in any abatement of Rent. Tenant shall not, however, be excused hereunder from the prompt and full payment of Rent, or the performance of any obligation under this Lease that can be satisfied with the payment of money, for any cause specified in this Article 24. Also, nothing in this Article 24 shall in any way limit Landlord's rights under Article 18 hereof.

     25.  ELECTRICITY.
          ------------

          (a) Tenant shall pay to Landlord as Additional Rental the sum of $49,000.00 per annum payable in equal monthly installments of $4,083.33 per month (the "Electrical Inclusion Amount") on account of Tenant's consumption of electrical energy in the Demised Premises. The Electric Inclusion Amount is based upon Landlord's assumption that Tenant's initial electrical installation will not result in a total connected electrical load for lighting, and equipment will not be in excess of, six watts per rentable square foot of the Demised Premises and that Tenant will, except for the purpose of office cleaning, use electrical energy only during normal weekday operating hours of the Building. Accordingly, if Tenant's initial electrical installation exceeds such criteria, or if from time to time Tenant makes material use of electricity during hours other than normal weekday operating hours of the Building, or if from time to time Tenant after completion of its initial installation adds or changes any machinery, appliances or equipment which increases the aggregate electrical load in the Demised Premises, the Electric Inclusion Amount and the Additional Rent shall from time to time be equitably adjusted to reflect the resulting increase in such use. In addition, Landlord shall have the right to conduct a periodic survey of Tenant's actual electrical usage and increase the Electric Inclusion Amount if the survey indicates the Tenant's usage of electricity exceeds the cost of $1.75 per rentable square feet of the Demised Premises. Landlord shall furnish a statement of Landlord's determination as to the amount of the adjustment, and the same shall become binding upon the parties unless, within thirty (30) days, Tenant notifies Landlord that it disputes the amount of such adjustment, in which event the parties shall in good faith make reasonable attempts to come to agreement, and, if Landlord and Tenant cannot agree thereon, the amount of such adjustment shall be determined, based on standard practices, by an independent electrical consultant selected by Landlord. Tenant shall permit said consultant to have access to the Demised Premises and Tenant's electrical facilities for the foregoing purpose at all reasonable times. The fee of such consultant shall be paid by Tenant unless such consultant finds that Tenant's use does not justify an increase in Additional Rent, in which case the fee shall be paid by Landlord. When the amount of such adjustment is so determined, Landlord and Tenant shall execute a supplementary agreement to reflect such adjustment, which shall be effective from the date of the increase of such usage as determined by such electrical consultant and shall be made retroactively if necessary. Any adjustment shall be effective even if such supplementary agreement (in form reasonably approved by Tenant) is not executed and delivered. Pending the determination of the adjustment, Tenant shall pay to Landlord the amount of such adjustment as specified in Landlord's statement. Thereafter, if it is determined that Tenant has overpaid, Tenant shall receive a credit against Additional Rent in the amount of the overpayment, said credit to be applied against the next accruing installment(s) of Additional Rent.

          (b) Landlord reserves the right to discontinue furnishing electric energy to the Demised Premises at any time upon not less than ninety (90) days notice to Tenant in which event Tenant shall arrange to obtain electric service directly from the utility providing electric service to the Building. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant, and the Additional Rent payable under this Lease shall be reduced by the Electric Inclusion Amount then in effect. If Landlord voluntarily discontinues furnishing electric energy to Tenant, Landlord shall, prior to the effective date of such discontinuance, at Landlord's expense, make such changes in panel boards, feeders, risers, wiring and other conductors and equipment to the extent required to permit Tenant to obtain electric energy directly from the public utility company. If, on the other hand, Landlord is required by any legal requirements to discontinue furnishing electric energy to Tenant, Landlord shall make such changes in panel boards, feeders, risers, wiring and other conductors and equipment in order to permit Tenant to obtain electric energy directly from the public utility company.

          (c) If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any government authority, Tenant agrees that, where permitted by law or applicable regulations, Tenant's pro rata share of such taxes shall be reimbursed by Tenant to Landlord upon demand.

          (d) Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant's use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and facilities in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect any fixtures, appliances or equipment (other than a reasonable number of table or floor lamps, typewriters, word processors, small computers, photocopy machines and similar small office machines using comparable electric current) to the Building's electric distribution system nor make any alteration or addition to the electric system of the Demised

Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord upon notice to Tenant, and all costs and expenses in connection therewith, including, without limitation, those for filing and supervision, shall be paid by Tenant. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Additional Rent by an amount which will reflect the value to Tenant of the additional service to be furnished by Landlord, to wit: the potential additional electrical current to be made available to Tenant based upon the estimated initial total capacity of such additional risers or other equipment. If Landlord and Tenant cannot agree on the amount of such Additional Rent increase, the same shall be determined by a reputable electrical consultant, to be selected by Landlord and paid by Tenant. The parties shall then execute an agreement prepared by Landlord amending this Lease and setting forth the new Additional Rent resulting from such increase and confirming the effective date thereof, but such increase shall be effective from such date even if such agreement is not executed.

     26.  LEASE STATUS AND NOTICE.
          ------------------------

          (a) Upon request of Landlord from time to time, Tenant will execute and deliver to Landlord an instrument prepared by Landlord stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of Tenant's knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of the Tenant to be performed, and that as of such date no default has been declared hereunder by either party hereto and that Tenant at the time has no knowledge of any facts of circumstances which it might reasonably believe would give rise to a default by either party. Such estoppel certificate required by any party with whom Landlord is dealing may be in somewhat altered form from the above terms.

          (b) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand or overnight mail via a nationally recognized courier (against a signed receipt), or if sent by U.S. registered or certified mail (return receipt requested) addressed:

               (i) if to Tenant, at Tenant's address set forth at the beginning of this Lease, with a copy of any default or termination notice to Matrix One Corporation, 210 Littleton Road, Westford, MA 01886, Attn: Director of Facilities, and Matrix One Corporation, 210 Littleton Road, Westford, MA 01886, Attn: General Counsel;

               (ii) if to Landlord, at Landlord's address set forth set forth at the beginning of this Lease, and with a copy to Broudy & Associates, P.C., 230 Park Avenue, Suite 2400, New York, New York 10169;

or to such other address(es) as Landlord, Tenant or any mortgagee or lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26(b). Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been delivered (if by hand or by overnight courier) or on the third
(3rd) business day following the date when it shall have been mailed as provided in this Article 26(b). Anything contained herein to the contrary notwithstanding, any Operating Expense Statement, Tax Statement or any other bill, statement, consent, notice, demand, request or other communication from Landlord to Tenant with respect to any item of Rent (other than any "default notice" if required hereunder) may be sent to Tenant by regular United States mail.

     27.  MISCELLANEOUS.
          --------------

          (a) Landlord and Landlord's agent have made no representations or promises with respect to the Property or the Park, including the uses permitted under applicable law, except for representations herein expressly set forth.

          (b) Unless found to be grossly negligent, neither Landlord, nor any employee, agent of contractor of Landlord, shall be liable to Tenant, its employees, agents or contractors, (i) for any damage to or loss of any property of Tenant or such other person, irrespective of the cause of such damage or loss; or (ii) for any personal injury to Tenant or such other person from any cause.

          (c) Except where Landlord is found to be negligent in connection therewith, Tenant shall defend, indemnify and hold harmless Landlord, its employees, agents, mortgagees, and contractors against and from all liabilities, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord or such other persons by reason of any of the following occurring during the Term or prior thereto when Tenant has been given access of the Premises or during any Extended Term: (i) any work or thing done in the Premises by or at the instance of Tenant, its employees or agents; (ii) any negligence or wrongful act or omission of Tenant, its employees or agents;
(iii) any accident, injury, loss or damage to any person or property occurring in the Premises; and (iv) any failure on the part of Tenant to comply with the terms of this Lease.

          (d) Any provision of this Lease which requires Landlord not to unreasonably withhold its consent shall never be the basis for an award of damages or give rise to a right of setoff or termination to Tenant (unless Landlord is found to have acted in bad faith), but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

          (e) Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the Property for the collection of a judgment in the event of a default by Landlord hereunder, and no other property or assets of Landlord or any officer, director or partner of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of 'Tenant's remedies.

          (f) The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as waiver or relinquishment for the future of the performance of such one or more obligations to this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission, whether of a similar nature of otherwise.

          (g) Tenant's obligations under this Lease shall survive the Expiration Date or sooner termination of the Term, as same may be extended hereunder.

          (h) The Park may be designated and known by any name(s) Landlord may choose, and such name or designation may be changed from time to time in Landlord's sole discretion:

          (i) Tenant shall comply with all applicable federal, state and local environmental laws, rules and regulations and shall indemnify and hold Landlord, its mortgagees) and every party claiming under and through Landlord harmless from any liability (including reasonable attorneys' fees) incurred by Landlord or such other entity as a result of Tenant's violation of same.

          (j) Tenant and Tenant's servants, employees, agents, visitors, invitees and licensees shall observe faithfully and comply strictly with such reasonable Rules and Regulations as Landlord or Landlord's agents may, from time to time, adopt.

          (k) The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributes executors, administrators, successors and, except as otherwise provided in this Lease, their assigns. The word "Landlord" as used in this Lease means only the owner for the time being of Landlord's interest in this Lease. In the event of any assignment of Landlord's interest in this Lease, the assignor in each case shall no longer be liable for the performance or observance of any agreements or conditions on the part of the Landlord to be performed or observed.

          (l) Each covenant and agreement in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligations to perform every covenant and agreement of this Lease to be performed by Tenant. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term. shall not be affected thereby.

          (m) This Lease shall be governed in all respects by the laws of the State of Connecticut.

          (n) If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or to otherwise enforce any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may be incurred by such party.

     28.  SURRENDER OF DEMISED PREMISES.  At the expiration of the Term, Tenant
          ------------------------------
will peacefully yield up to Landlord the Demised Premises, broom clean, in as good order and repair as when delivered to Tenant, damage by fire, casualty and ordinary wear and tear excepted. Any property left by Tenant in the Promises shall be deemed abandoned by Tenant. Tenant shall have the right to remove improvements undertaken and paid for by Tenant, HVAC equipment purchased and installed by Tenant and the raised floor for the computer room provided same can be accomplished without damage to the Demised Premises and Tenant otherwise restores the Demised Premises as specified hereinabove.

     29.  APPURTENANCES.  Landlord reserves the right to make changes and
          --------------
alterations to the Demised Premises, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable. Neither this Lease nor any use by the Tenant of the Demised Premises or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other demised premises with the Demised Premises, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease.

     30.  RULES AND REGULATIONS.  Tenant covenants that Tenant, Tenant's
          ----------------------
employees, agents and licensees shall faithfully observe and strictly comply with the rules and regulations annexed hereto as Exhibit "F" and such reasonable
                                                 -----------
changes therein (whether by modification, elimination or addition) as Landlord may hereafter adopt, (at any time and from time to time) as being, in the judgment of the Landlord necessary or desirable for (a) the reputation, safety, care or appearance of the Property or the preservation of good order therein, or
(b) the operation or maintenance of the Demised Premises or the equipment thereof, provided, however, that in the case of any conflict between the provisions of this Lease and any such changes the provisions of this Lease shall control. Landlord shall notify Tenant of the adoption of any changes and they shall be deemed to be reasonable within the meaning of the foregoing sentence unless Tenant shall assert to the contrary by notifying Landlord within ten (10) days after such notice to Tenant.

     31.  PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM AND JURY TRIAL. Tenant,
          ------------------------------------------------------------
for itself and for all persons claiming through or under it, hereby acknowledges that this Lease constitutes a commercial transaction as such term is used and defined in Section 52-278e of the Connecticut General Statutes, as amended, and hereby expressly waives any and all rights which are or may be conferred upon Tenant by said Act to any notice or hearing prior to a prejudgment remedy, and by any present or future law to redeem the Demised Premises, or to any new trial in any action or ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Demised Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of rent or other charges provided for in this Lease, Tenant shall not interpose any non-compulsory counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

     32.  MORTGAGEE PROTECTION.  Tenant agrees to give any mortgagees a copy of
          --------------------
any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents. and Leases, or otherwise), of the address of such mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     33.  FINANCING.  Tenant shall not unreasonably withhold its consent to any
          ----------
modifications of the terms of this Lease that are requested by Landlord's mortgagee, provided the same do not affect the economic terms of this Lease or increase Tenant's costs, risks or liabilities.

     34.  SHORING.  If any excavation or construction is made adjacent to, upon
          -------
or within the Demised Premises, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Demised Premises or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of rent, or of a constructive or actual eviction of Tenant.

     35.  ENVIRONMENTAL REPRESENTATIONS.
          ------------------------------

          (a) Tenant shall, at Tenant's expense, keep and maintain the Demised Premises in compliance with all local, state and Federal environmental laws, ordinances and regulations, including without limitation Sections 22a-448 through 22a-457 of the Connecticut General Statutes, 42 U.S.C. Section 9601 et
                                                                            --
seq 42 U.S.C. Section 6901 et seq., 49 U.S.C. Section 1801 et seq., 15 U.S.C.
---                        ------                          ------
Section 2601 et seq., of the United States Code, and the regulations promulgated
             ------
thereunder, (all of the foregoing being referred to collectively as the "Environmental Laws"). During the Term, Tenant shall permit no spills, discharges, or releases as defined in the Environmental Laws, in or about the Demised Premises, the Building or Corporate Campus 1, of any hazardous, radioactive or polluting substances, including without limitation any oil or petroleum products or any chemical liquids or solids (all of the foregoing, being referred to collectively as "Hazardous Materials"), it being understood that materials and supplies used in connection with the operation of Corporate Campus 1, provided same are used and stored in commercially reasonable quantities in accordance with the Environmental Laws, shall not be deemed for purposes of this Article 35 to be Hazardous Materials. Failure of Tenant to promptly commence and diligently pursue remediation or clean up any such spill, discharge or release as required under the Environmental Laws, at Tenant's sole cost and expense, shall be a default hereunder.

          (b) Landlord represents and warrants that, to the best of its knowledge after due inquiry, the Building and the Demised Premises are free of Hazardous Materials as of the Commencement Date. Landlord shall also be responsible for compliance with all Environmental Laws after the date of this Lease, and shall indemnify and hold Tenant harmless against any and all claims with respect to any violation of this Article or the Environmental Laws, unless any violation is caused by Tenant, its agents, contractors or employees.

     36.  SIGNAGE.
          --------

          (a) Tenant shall not affix, attach or install (i) on any exterior Building window of the Demised Premises any sign, display or other visible marking and (ii) on any interior Building window of the Demised Premises any sign, display or other visible marking without the prior written consent of Landlord.

          (a) Landlord shall, at Landlord's expense, include Tenant's name in the tenant directory in the Building lobby, and will provide standard signage adjacent to the entrance of the Demised Premises.

     37.  SECURITY DEPOSIT.
          ----------------

          (a) Tenant shall deliver the sum of $200,000.00 upon the execution of this Lease, as security for the performance by Tenant of all of the terms, covenants and conditions of this Lease on Tenant's part to be performed (the "Security Deposit"). Landlord shall have the right, after the expiration of any and all applicable grace and/or notice periods, and regardless of the exercise of any other remedy Landlord may have by reason of a default, to apply any part of the Security Deposit to cure any default of Tenant, and, if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full amount of the Security Deposit at all times during the term of this Lease. If Tenant shall fail to make such deposit, Landlord shall have the same remedies for such failure as Landlord has for a default in the payment of Base Rent. In the event of an assignment or transfer of the leasehold estate under the Lease, (a) Landlord shall have the right to transfer the Security Deposit to the assignee, (b) Landlord shall thereupon be automatically released by Tenant from all liability for the return of the Security Deposit, and (c) Tenant shall look solely to the assignee for the return of Security Deposit, and the foregoing provisions of this sentence shall apply to every transfer made of the Security Deposit to a new assignee of Landlord's interest in the Lease. The Security Deposit under this Lease shall not be assigned or encumbered by Tenant without the prior consent of Landlord, and any such assignment or encumbrance shall be void. Landlord and Tenant acknowledge and agree that the Security Deposit shall be held by Landlord in an interest-bearing savings account, which interest shall accrue and be paid to Tenant annually.

          (b) Notwithstanding the foregoing, provided that this Lease remains in full force and effect, and the original Tenant remains in possession of the Demised Premises and is not then in default under this Lease after the expiration of any applicable grace periods expressly stated in this Lease, the Landlord acknowledges that upon Tenant's written request thereto, it shall permit Tenant to reduce the sum of the Security Deposit as set forth below as security through the remaining term of the Lease. This shall be implemented by Landlord returning the appropriate sum to Tenant within fifteen (15) days after receipt by Landlord of Tenant's written request set forth above.

               (i) after the end of the first (1st) year anniversary of the Commencement Date, the Security Deposit may be reduced to $150,000.00;

               (ii) after the end of the second (2nd) year anniversary of the Commencement Date, the Security Deposit may be reduced to $100,000.00; and

               (iii) after the end of the third (3rd) year anniversary of the Commencement Date, the Security Deposit may be reduced to $50,000.00, which shall remain in effect until the Expiration Date or sooner termination of this Lease

     38.  RENEWAL OPTION.
          ---------------

          (a) Provided that Tenant shall not be in default under any of the terms and conditions of the Lease and the Lease shall be in full force and effect, Tenant shall have the right to renew the Term of the Lease for one (1) additional five (5) year term (the "Renewal Option") provided that Tenant shall have given written notice to Landlord by nationally recognized overnight carrier or certified mail, return receipt requested which notice shall have been received by Landlord not less than nine (9) months prior to the Expiration Date. Time shall be of the essence as to the giving of such notice of Tenant's initial intention to renew (the " Intent Letter"). If Tenant shall fail to exercise its Renewal Option by delivering the Intent Letter, in strict conformance with the terms of this Article, this provision shall be deemed deleted from the Lease and of no further force and effect and Tenant shall have no option to renew or extend the Term of this Lease.

          (b) If Tenant shall exercise the Renewal Option in accordance with the provisions of this Article, this Lease shall be renewed for such renewal term upon all the terms, covenants, and conditions contained in the Lease, except that (i) the Base Rent shall be the fair annual market rental value (the "Fair Market Value") of the Demised Premises on the last day of the initial term of this Lease, determined as provided in accordance with Sections (c) & (d) of this Article, but in no event less than the Base Rent in effect on the date preceding the first day of the renewal term, and (ii) the Expiration Date shall be deemed extended to five (5) years following the last day of the month next preceding the commencement of the renewal term. Tenant shall have no further right or option to renew this Lease or the term hereof.

          (c) If Tenant has fully complied with Section (a) of this Article, Landlord shall furnish Tenant with its initial determination of the Fair Market Value, within forty-five (45) days of Landlord's receipt of the Intent Letter from Tenant.

          (d) If Tenant shall dispute the Fair Market Value proposed by Landlord, Tenant shall give notice of such dispute within thirty (30) days after receipt of Landlord's proposal, and any such dispute, if not resolved between the parties within fifteen (15) days thereafter, shall be settled by arbitration in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. The cost of such arbitration shall be borne equally by Landlord and Tenant, and, until finally determined, the Base Rent subsequent to the expiration of the term of this Lease, shall be equal to the greater of the Fair Market Value proposed by Landlord or the Base Rent in effect on the last day of the initial term of this Lease. The determination rendered in accordance with the provisions of this Section (d) shall be final and binding in fixing the Fair Market Value. If, as a result of such determination, there shall have been an overpayment in the Base Rent, Landlord shall credit the amount thereof against subsequent payments of Base Rent. If, as a result of such determination, there shall have been a deficiency, Tenant shall pay the amount thereof to Landlord within thirty (30) days after such determination.

     39.  RIGHT OF FIRST OFFER.
          ---------------------

          (a) Provided the original Tenant is not in default hereunder beyond the giving of notice and expiration of applicable grace periods expressly provided for in this Lease, and subject and subordinate to the rights or desire to extend or sign a new lease held by the current tenant of all or any portion of the Expansion Space (as hereinafter defined) or any other existing tenant or other party with a superior right to the Expansion Space, including, without limitation, the rights of the existing tenant or any other tenant with a superior right to the Expansion Space, the original Tenant shall have a right of first offer (the "Right of First Offer") with respect to the leasing of any portion of available rentable space located in the Building, or if the Building is completely occupied, then any portion of available rentable space located in the Wheeler's Farm complex owned by Landlord, and which Landlord has elected to lease and which becomes available for leasing during the term of the Lease and rights thereto have not been committed to or reserved in favor of the current or future tenant of such spaces or any other third party (any portion of the foregoing space being hereinafter referred to as the "Expansion Space"). Prior to entering into any lease for any Expansion Space with any other third party, Landlord shall give the original Tenant written notice (the "Landlord's Notice") of the terms pursuant to which Landlord intends to lease the Expansion Space which notice shall contain the basic economic terms (including, without limitation, rental, term, landlord's work, if any, etc.) pursuant to which Landlord is prepared to lease the Expansion Space. The Base Rent and Additional Rent for the Expansion Space shall be the same as the dollar per square foot rate in effect for the Base Rent and Additional Rent payable under this Lease on the date the Landlord's Notice is sent to the Tenant. Within ten (10) days of receipt of said notice, time being of the essence, the Tenant shall advise the Landlord in writing (the "Tenant's Notice") whether the original Tenant wishes to exercise its right to lease such space subject to all of the terms and conditions of this Lease, except for those terms which are otherwise expressly set forth in the Landlord's Notice including, without limitation, the (i) rental rate and (ii) the term of the lease for the Expansion Space, which term shall expire and come to an end on the Expiration Date of this Lease.

          (b) If the Tenant shall elect to exercise its right to lease the Expansion Space pursuant to this Article, the Landlord and Tenant shall enter into a new lease for the Expansion Space by no later than thirty (30) days after Landlord's receipt of Tenant's Notice, time being of the essence, failing which the Tenant's Right of First Offer as set forth in this Article shall be deemed terminated and extinguished and Landlord shall be free to lease or not lease said space to any party free of any rights of Tenant in and to said space.

          (c) If the Tenant shall fail to exercise its Right of First Offer with respect to any Expansion Space offered to Tenant pursuant to the terms of this Section, such right shall expire and be deemed terminated and of no further force or effect with respect to such Expansion Space (or with respect to any other portion of Expansion Space which may or may not become available), which was already offered to the Tenant.

          (d) All notices and obligations to be given or performed by Tenant under this Article shall be given by either nationally recognized overnight carrier or certified mail, return receipt requested and must be given or performed within the time periods set forth in this Article, WITH TIME BEING OF THE ESSENCE.

          (e) Landlord shall not be liable to Tenant for any failure of an existing tenant to vacate any portion of the Expansion Space upon the expiration of its lease term. The obligations of Landlord and Tenant under this Article shall be suspended during the period of holding over and until Landlord can deliver legal possession of such space to Tenant. In the event that a tenant fails to vacate or surrender its leased space, any right that Tenant may have in and to such space shall be deemed extinguished without any liability on the part of Landlord therefor.

          (f) Notwithstanding anything to the contrary contained in this Article, Landlord has advised Tenant that (i) the current or future occupant (or any potential occupant) of any portion of the Expansion Space (collectively, the "Prior Optionees") may currently have or in the future may obtain certain rights to lease the Expansion Space, and (ii) the existing tenant or any future tenant, if any (the "Existing Tenant") in any portion of the Expansion Space may extend the terms of its lease either pursuant to an option or otherwise, and Landlord and Tenant agree that Tenant's option under this Article with respect to the Expansion Space is subject and subordinate to the rights of the Prior Optionees and the Existing Tenant, so that Landlord shall have no obligation to notify Tenant of the availability of the Expansion Space (and Tenant shall have no option with respect thereto) until after the Prior Optionees' and Existing Tenant's rights with respect to the Expansion Space shall have accrued and expired without having been exercised or shall have been waived in writing.

          (g) Notwithstanding anything to the contrary contained in this Article, Tenant shall not be entitled to exercise its Right of First Offer until Tenant has paid Base Rent as set forth in Article 5(d)(iii).

     40.  TENANT'S CANCELLATION OPTION.  Provided that the original Tenant shall
          -----------------------------
not be in default under any of the terms and conditions of the Lease and the Lease shall be in full force and effect, the original Tenant shall have the right and option to cancel this Lease (the "Cancellation Option") effective on the day immediately preceding the fifth (5th) anniversary of the Commencement Date (the "Cancellation Date"). Tenant shall deliver written notice to Landlord evidencing its intent to exercise its Cancellation Option by either nationally recognized overnight carrier or certified mail, return receipt requested which notice shall have been received

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

by Landlord not less than nine (9) months prior to the Cancellation Date (the "Cancellation Notice"), and by paying to Landlord simultaneously with the Cancellation Notice a cancellation fee equal to the unamortized principal costs of Tenant's Alterations and the Broker's commission (at a rate of 11% per annum) plus three (3) months of Base Rent in effect during the fourth (4th) year of the Lease. Time shall be of the essence as to the giving of the Cancellation Notice. If Tenant shall fail to exercise its Cancellation Option by delivering the Cancellation Notice, in strict conformance with the terms of this Article, this provision shall be deemed deleted from the Lease and of no further force and effect and Tenant shall have no option to cancel this Lease.

     41.  Supplemental Air Conditioning Unit. Subject to the prior written
          ----------------------------------
approval of Landlord, not to be unreasonably withheld, Tenant shall have the right to install a 10 - 15 ton supplemental air conditioning unit (the "A/C Unit") on the roof of the Building for Tenant's exclusive use. The installation and maintenance of the A/C Unit shall be performed by Tenant at its sole cost and expense. As a prerequisite to consenting to such installation, Landlord reserves the right to require reasonable screening of the A/C Unit and further the right to approve the method and manner of installation so as to ensure the structural integrity of the Building and non-interference with other tenants. Upon expiration of the term hereof, the A/C Unit shall be the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof without compensation to Tenant, or at Landlord's option the A/C Unit shall be removed and the Building repaired and restored at Tenant's sole cost and expense.


           [The remainder of this page is left intentionally blank.
                          Signature page to follow.]

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

     IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seal the year and day first above written.


                         LANDLORD

                         CROWN MILFORD LLC,

                         By: Crown Milford Associates Limited Partnership,
                             its Managing Member

                         By: Crown Milford Realty Corp.,
                             its General Partner


                         By: /s/ Davar Rad
                             --------------------------------------
                             Name:  Davar Rad
                             Title: President



                         TENANT

                         MATRIX ONE CORPORATION


                         By: /s/ Maurice L. Castonguay
                             --------------------------------------
                              Name: Moe Castonguay
                              Title: CFO

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